EXHIBIT 10.1

AMENDMENT NO. 2

TO

LIVEWIRE ERGOGENICS, INC.

2013 STOCK INCENTIVE PLAN

WHEREAS , in May of 2013 the Company adopted its 2013 Stock Incentive Plan, filed with the Securities & Exchange Commission on May 3, 2013 (the “Plan”), covering 5,000,000 shares of Common Stock;

WHEREAS , on April 22, 2014, the Board of Directors of the Company pursuant to Section 9 of the Plan determined to amend the Plan to increase the number of shares authorized for issuance under the Plan to 15,000,000 shares (the “Amendment”);

WHEREAS , on April 22, 2014, by requisite vote of the stockholders of the Company, the Amendment was approved;

WHEREAS , on April 7, 2015, the Board of Directors of the Company pursuant to Section 9 of the Plan determined to amend the Plan to increase the number of shares authorized for issuance under the Plan to 150,000,000 shares (the “Amendment”);

WHEREAS , on April 7, 2015, by requisite vote of the stockholders of the Company, the Amendment was approved; and

NOW, THEREFORE, the Plan is hereby amended as follows:

1.                   The first sentence of Section 4(b) of the Plan is hereby deleted in its entirety and superseded and replaced as follows:

“(b) Number of Shares. Subject to adjustment as provided in Section 5(i) of the Plan, the total number of shares of Stock which may be purchased or granted directly by Options, Stock Awards or Restricted Stock Purchase Offers, or purchased indirectly through exercise of Options granted under the Plan shall not exceed one hundred fifty million (150,000,000).”